Exhibit 99.1
NNN Healthcare/Office REIT, Inc. 2007 Annual Stockholder Meeting Presented by: Scott D. Peters Chief Executive Officer and Chairman

This document contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of us. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include: our ability to effectively deploy the proceeds raised in our initial public offering; changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes, including changes to laws governing the taxation of REITs; availability of capital and other risk factors identified in our filings with the SEC. These risks and uncertainties should be considered in evaluating forward- looking statements and undue reliance should not be placed on such statements. Forward-Looking Statements

Scott D. Peters has served as our Chief Executive Officer and Chairman of the Board of Directors since April 2006. He also serves as Chief Executive Officer, President, and Director of NNN Realty Advisors, Inc., Chief Executive Officer of Triple Net Properties, LLC, Chief Executive Officer and President of G REIT, Inc. and Executive Vice President and Director of NNN Apartment REIT, Inc. Mr. Peters also served as former Senior VP and CFO and Director of Golf Trust America, Inc., a publicly traded real estate investment trust, from February 1997 to February 2007. Mr. Peters previously was the Senior VP and CFO of Pacific Holding Company/LSR, developer of a master- planned residential community and country club, from September 1992 to June 1996, and Senior VP and CFO of Castle & Cooke Properties, Inc., a real estate development subsidiary of Dole Food Company, from February 1988 to August 1992. Danny Prosky, has served as our Vice President - Acquisitions since April 2006, and serves as Managing Director, Healthcare Properties of Triple Net Properties, LLC. Mr. Prosky has over fourteen years of experience acquiring, managing and accounting for medical real estate for two publicly-traded Real Estate Investment Trusts, first at American Health Properties, Inc. in Englewood, CO and most recently with Health Care Property Investors, Inc. in Long Beach, CA. Currently serving as the Vice Chairman of the Building Owners and Managers Association (BOMA), Mr. Prosky participates on the organization's Medical Office Building and Healthcare Facilities Conference planning committee. Management Team

Management Team Shannon K S Johnson has served as our Chief Financial Officer since August 2006. Ms. Johnson has also served as a Financial Reporting Manager for Triple Net Properties since January 2006 and as the Chief Financial Officer of NNN Apartment REIT, Inc. since April 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a certified public accountant and graduated summa cum laude with her B.A. degree in business- economics and a minor in accounting from the University of California, Los Angeles. Andrea R. Biller has served as our Executive Vice President and Secretary since April 2006 and as the Executive Vice President of our Advisor since July 2006. Ms. Biller also serves as Executive Vice President, Secretary and General Counsel of NNN Realty Advisors, Inc., Executive Vice President and General Counsel of Triple Net Properties, LLC, Executive Vice President and Secretary of G REIT, Inc., Secretary of T REIT, Inc. and Secretary of NNN Apartment REIT, Inc. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Biller earned a B.A. degree in psychology from Washington University, a M.A. degree in psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

Industry professionals recognized for their investment expertise and operational excellence Independent Directors W. Bradley Blair, II has served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. since its initial public offering in 1997. From 1993 until 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. Maurice J. DeWald has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992. Mr. DeWald also serves as a director of Advanced Materials Group, Inc., Integrated Healthcare Holdings, Inc. and Mizuho Corporate Bank of California. Mr. DeWald was also an audit partner and managing partner with the international accounting firm KPMG, LLP.

Warren D. Fix serves as the Chief Executive Officer and a director of WCH, Inc., formerly Candlewood Hotel Inc., having served as its Executive Vice President, Chief Financial Officer and Secretary since 1995. Mr. Fix has been a partner in The Contrarian Group, a business management company, from December 1992 to the present. From 1964 to 1989, Mr. Fix held numerous positions with The Irvine Company, including Chief Financial Officer. Mr. Fix also serves as a director of Audio Visual Services Corporation. Gary T. Wescombe provides consulting services to various entities in the real estate sector and serves as a principal of American Oak Properties, LLC. Mr. Wescombe also serves as Director, Chief Financial Officer and Treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company). In addition, Mr. Wescombe has also served as a director of G REIT, Inc. since December 2001. Industry professionals recognized for their investment expertise and operational excellence - (cont'd)

Larry L. Mathis has served as an executive consultant since 1998 with D. Petersen & Associates, providing counsel to select clients on leadership, management, governance, and strategy. He served in various capacities within The Methodist Hospital System located in Houston, Texas for 27 years prior to joining D. Petersen & Associates, including consultant to the chairman of the board from 1997 to 1998, and President and Chief Executive Officer, as well as a member of the board of directors, from 1983 to 1997. Mr. Mathis also serves as a director of Alexion Pharmaceuticals, Inc. Industry professionals recognized for their investment expertise and operational excellence - (cont'd)

Raised approximately $88.1 million or 8.8 million shares 7.25% annual distribution rate Total Acquisitions: - 7 transactions - 17 buildings Aggregate purchase price: $109.6 million Current Status of the Offering (as of June 6, 2007)

Target an initial corporate debt to equity ratio of 60% Secondary markets allowing for favorable cap rates Regular cash distributions Stable yield for investors Asset appreciation Corporate governance and discipline NNN Healthcare/Office REIT, Inc. management goals: NNN Healthcare/Office REIT, Inc. Investment Objectives Beyond the general acquisitions process, the REIT management team subjects target properties to an additional set of criteria based on the investment strategy of the REIT.

Investment Strategy Acquire income-producing properties Medical office buildings Surgery centers Specialty/diagnostics facilities Hospitals Senior housing / assisted living Healthcare-related office buildings Leverage existing relationships to: Acquire off-market properties Partner with medical developers

The medical advances we'll witness in the next five to ten years The trends impacting the healthcare industry: The healthcare industry, already a key component of our total economy, will expand still more America's population is growing older; requiring and demanding more medical services The increased demand will continue to create a substantial need in many regions for the development in healthcare-related facilities Now imagine the opportunity for your clients to participate on the income side of the healthcare industry as a real estate owner Consider . . .

Projected National Health Expenditures ($ in Trillions) Source: U.S. Department of Health and Human Services- National Center for Health Statistics; Centers for Medicare and Medicaid Services- Office of the Actuary, 2006 $4.0 Trillion $1.4 Trillion

Projected National Health Expenditures as a Percentage of Gross Domestic Product 13.7% 20% Source: U.S. Department of Health and Human Services- National Center for Health Statistics; Centers for Medicare and Medicaid Services- Office of the Actuary, 2006

Growth in Population Over 65 Years Old Source: U.S. Census Bureau, 2004, "U.S. Interim Projections by Age, Sex, Race, and Hispanic Origin."

Southpointe Office Parke & Epler Parke I Location: Indianapolis, IN Total SF: 97,000 Type: Medical Office Buildings Year Built: 1991-2002 % Leased: 96%

Crawfordsville Medical Office Park & Athens Surgery Center Location: Crawfordsville, IN Total SF: 29,000 Type: Medical Office Buildings Year Built: 1998 & 2000 % Leased: 100%

The Gallery Professional Building Location: St. Paul, MN Total SF: 105,400 Type: Medical Building Year Built: 1979 % Leased: 69%

Lenox Park Building G Location: Memphis, TN Total SF: 98,000 Type: Office Building Year Built: 2000 % Leased: 100%

Commons V Medical Office Building Location: Naples, FL Total SF: 55,000 Type: Medical Office Building Year Built: 1991 % Leased: 97%

Yorktown Medical Center & Shakerag Medical Center Location: Fayette County, GA Total SF: 115,000 Type: Medical Office Buildings Year Built: 1987 & 1994 % Leased: 85%

Thunderbird Medical Plaza Location: Glendale, AZ Total SF: 110,000 Type: Medical Buildings Year Built: 1975-1987 % Leased: 75%

Triumph Hospital Portfolio Location: Houston, TX Total SF: 150,700 Type: Medical Building Year Built: 1986 & 1989 % Leased: 100%